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                                                                   EXHIBIT 23.02
                                                                   -------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of At Home Corporation for the registration of the $500,000,000 principal amount 4.75% Convertible Subordinated Notes due 2006 and 8,846,246 shares of its Series A common stock and to the incorporation by reference therein of our report dated January 19, 1999, with respect to the consolidated financial statements of At Home Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated January 19, 1999, (March 22, 1999 as to Note 1 - Summary of Significant Accounting Policies, paragraph 4 and Note 2 - Business Combinations and Purchased Product Rights, paragraphs 3 and 6) with respect to the consolidated financial statements of Excite, Inc. included as an exhibit to the current report on Form 8-K/A of At Home Corporation dated August 19, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP
Walnut Creek, California
March 7, 2000